Advancing Security and Well-Being Every Day Robert D. Welding Stephanie K. Kushner September 19, 2007

This presentation contains various forward-looking statements as of the date hereof and the Company undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. These risks and uncertainties, some of which are beyond the company's control, include the cyclical nature of the company's industrial and municipal markets, technological advances by competitors, the Company's ability to improve its operating performance, risks associated with the execution of new product introduction, increased warranty and product liability expenses, risks associated with supplier, dealer and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive environment. Safe Harbor September 19, 2007

Strong management team 100+ years of product leadership Business transformation gaining momentum Focus shifting to higher-growth mission critical products Diversity of markets Investment Highlights

Management Team

Product Leadership Drives Our Business Renewed focus on providing best-in-class products 100+ year history of product leadership #1 or #2 in most markets Mission-critical products Trusted brands - proven performance Boosted new product engineers by more than 50% in past year FS Codespear interoperable communications platforms FS Legend Lightbar FS E-ONE Typhoon FS Vactor HXX Vacuum Excavator

Segment Revenues $1.2 billion Customer Orders $1.2 billion 2006 Revenues and Orders Environmental Solutions 33% Fire Rescue 32% Tool 10% Safety & Security Systems 25% U.S. Municipal 39% U.S. Industrial/ Commercial 25% Non-U.S. 36%

Recent History Robert Welding joins as CEO Initiated "Shrink to grow" strategy December 2003 2004 2005 2006 2007 February Divested cutting tools Acquired Security Focused Technology Companies Significant New Products Launched New Growth Strategy Launched Closed 6 plants Sold/divested 7 business units Formalized New Product Development Process

Growth and Enabling Strategies

EV Growth Strategy Safety & Security Top line growth > 15% Retain 14% - 15% margins Aggressive entry into software solutions Environmental Solutions Global growth Adding intelligence to products E-One Regain North American share Dealer network New products Restore profitability Bronto Increase capacity Accelerate North American growth Tool Non-core business Evaluate alternatives

Segment Overview (a) Adjusted for 2007 acquisitions.

Changing our Portfolio Leasing portfolio Plastisol Preble Justrite TTI Victor product lines Refuse FAPD do Brasil Cutting tools Superior Codespear $17M Riverchase $7M PIPS $117M "Shrink to Grow" Acquisitions $150 million proceeds $141 million

Acquisition Criteria Contribution to Growth ~1/3 growth from acquisitions plus One-time redeployment of "shrink to grow" proceeds NPV (risk adjusted cost of capital) TTM EBITDA Multiples EV positive @ 10% after year 2 Acquire new technologies Accelerate global growth Leverage channel Extensive integration into FSS processes and systems Joint accountability between acquisition management and FSS corporate Standard integration plan, tailored to specific business Business Criteria Financial Criteria Robust Integration Process

Locks 5.9% Safes, Vaults, Fire Extinguishers 4.8 Monitor / Alert INDUSTRY MARKET SIZE & GROWTH ($ in billions) Respond / Enforce Security Market Response Management Systems > 10 Emergency Response Vehicles 4-6 (Police, Fire, Border, Ports) Global Safety and Security Products and Systems Physical Safeguards Access Control and Surveillance Systems 11.0 Alarm & Warning Systems 7.7 Other Electronic Security 9.9 Systems Integration 12.0 - 15.0 Source: Wall Street equity research, Freedonia, company estimates. 2004 - 2008E Growth Rate Market Size ~

Global Safety and Security Products and Systems FSS Product Placement Monitor / Alert Respond / Enforce Physical Safeguards

Safety & Security Systems Group % of SSG Product/ Solutions Customers Municipal and Government Systems Mobile Systems Industrial Systems Transportation Systems

SSG Organic Growth ($ in millions) +18% +15% CAGR = 2%

Broadband Wireless Video VoIP Voice recognition Sensors Unique footprint Product depth Employee talent Culture of innovation Customer relationships Interoperability Communication Intelligence Infrastructure Data transfer What Drives Our Growth Opportunities White Space Opportunities Needs Capabilities Technology

Recent Acquisitions

Codespear SmartMsg - IP-based software blends communications interoperability, alert notification, secure urgent messaging, and interactive data sharing Radio Interoperability - Voice-over- IP architecture enables simultaneous text and voice broadcasts from any device to any other device Scenario Manager - An integrated incident planning and execution tool that optimizes tiered response plans Mass Citizen Alert - A secure and reliable method for public safety leaders to notify citizens

Enables 911 dispatchers to properly route municipal assets Captures video via a motion- activated camera Tracks and locates vehicles via GPS technology Enables hand-held devices to access public safety databases Merges functionality of field reporting and in-house records management 911 Center Computer Aided Dispatch Records Management Automatic vehicle location Riverchase Technologies

PIPS Technology Largest installed base > 10,000 ALPR cameras 220 customers in 25 countries 20% - 25% global market share Highest performing technology History of innovation and product leadership Captures and recognizes up to 3,600 plate images per hour at speeds of up to 160 mph Law Enforcement Tolling & Congestion Charging Parking & Access Control

Codespear Platform Links Municipal Assets - prevent, warn, respond, recover, maintain Many assets with interoperability

Convergence of Interoperable Security and FRG - Comms-ONE Command & Control Vehicle Mobile command and control for first responders Codespear platform for seamless communications interoperability Riverchase mobile data module provides real-time access to local & state databases Satellite link, landline, mobile two-way radio, Wi-Fi and video communications

Strong management team 100+ years of product leadership Business transformation gaining momentum Focus shifting to higher-growth mission critical products Diversity of markets Investment Highlights

Vision Federal Signal ... the leader in advancing security and well-being for communities and workplaces around the world.